Exhibit 10.1

 EX-10.1 2 awcex10.1.htm

SECOND AMENDMENT TO THE AMENDED & RESTATED
2004  STOCK INCENTIVE PLAN FOR EMPLOYEES

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF AMERICAN WOODMARK CORPORATION

WHEREAS, the Company sponsors the American Woodmark Corporation Amended and Restated 2004 Stock Incentive Plan for Employees, effective as of August 1, 2006 (the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”), pursuant to Section 12(a) of the Plan, has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby adopts the Amendment to the Plan substantially in the form attached hereto as Exhibit A, subject to the approval of the Company’s shareholders;

RESOLVED, that, pursuant to the Amendment, the Board hereby authorizes and approves an increase in the number of shares authorized for issuance under the Plan from two million (2,000,000) to three million (3,000,000) shares of Company common stock, subject to the approval of the Company’s shareholders;

RESOLVED, that the Board hereby directs that the Amendment be recommended to the Company’s shareholders for their approval, to be effective immediately upon such approval if it is obtained; and

RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to take such actions as may be necessary or appropriate to carry out the foregoing resolutions.

Exhibit A

AMENDMENT TO THE AMERICAN WOODMARK COROPORATION
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN FOR EMPLOYEES

AMENDMENT, to the American Woodmark Corporation Amended and Restated 2004 Stock Incentive Plan for Employees, effective as of August 1, 2006, by American Woodmark Corporation (the “Company”).

WHEREAS, the Company originally adopted the Plan effective as of August 1, 2004, and amended and restated the Plan effective as of August 1, 2006;

WHEREAS, the Company has the power to amend the Plan pursuant to Section 13(a) thereof, and now wishes to do so; and

WHEREAS, an amendment increasing the authorized share reserve under the Plan is subject to the approval of the Company’s shareholders;

NOW, THEREFORE, the Plan is hereby amended as follows, to be effective immediately upon the approval hereof by the Company’s shareholders:

1.           Sections 2(s) and 2(t) of the Plan are hereby deleted in their entireties.

2.           Section 4(a) of the Plan is hereby amended in its entirety as follows:

Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan (i) the two million (2,000,000) shares of Company Stock originally authorized under the Plan, increased by (ii) an additional one million (1,000,000) shares of Company Stock, for an aggregate total of three million (3,000,000) shares of Company Stock, which shall be authorized but unissued shares; with such aggregate total then reduced by (iii) the total number of shares of Company Stock previously issued under the American Woodmark Corporation 2004 Stock Incentive Plan for Employees, originally effective as of August 1, 2004, prior to its restatement effective August 1, 2006 (the “Pre-Restatement Plan”), and (ii) the total number of shares of Company Stock subject to outstanding awards under the Pre-Restatement Plan that have not expired, forfeited, lapsed or otherwise terminated unexercised. Shares allocable to Incentive Awards, or portions thereof granted under the Plan or the Pre-Restatement Plan that expire, are forfeited, lapse or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Shares of Company Stock that are withheld from Incentive Award shares under the Plan or Pre-Restatement Plan in satisfaction of the exercise price of an Incentive Award or in satisfaction of Applicable Withholding Taxes shall not be subjected to a new Incentive Award under the Plan. Mature Shares delivered to the Company or a Subsidiary in satisfaction of the exercise price of an Incentive Award under the Plan or Pre-Restatement Plan or in satisfaction of Applicable Withholding Taxes shall not be used to increase the authorized share reserve or otherwise subjected to an Incentive Award under the Plan.  The cash proceeds from Option exercises shall not be used to repurchase Company Stock on the open market for reuse under the Plan.

2.           Section 6(c) of the Plan is hereby amended in its entirety as follows:

Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in subsection (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. With respect to dividends, the award agreement shall specify that any dividends or other distributions with respect to any outstanding shares of Restricted Stock that are payable in Company Stock shall be subject to the same restrictions as the underlying shares of Restricted Stock; and (ii) any dividends or other distributions payable in cash shall be paid to the Company, and the Company shall credit such dividends, without interest, to an unfunded bookkeeping account for the Participant, which account shall be subject to the same restrictions to which the underlying shares of Restricted Stock are subject, and which shall be distributable in cash upon and to the extent of the lapsing or removal of such restrictions, or forfeitable (as the case may be) upon and to the extent the underlying shares of Restricted Stock are forfeited, subject to Code section 409A.  Such bookkeeping account shall be paid, if at all, from the general assets of the Company, and the Participant’s right to receive any amounts credited to such account shall be solely that of an unsecured general creditor of the Company. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s award agreement must be given to the shareholder in the manner required by law.

3.           Section 6(d) of the Plan is hereby amended in its entirety as follows:

The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in subsection (b) above shall lapse. The terms and conditions shall provide that the minimum restriction period for non-performance-based Restricted Stock shall be three (3) years and the minimum restriction period for performance-based Restricted Stock shall be one (1) year.  The terms and conditions may include the achievement of a Performance Goal to the extent that the award is intended to comply with the requirements of Code section 162(m). Such terms and conditions may also include, or the Committee may provide for, the whole or partial lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

4.           Section 7(c) of the Plan is hereby amended in its entirety as follows:

The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. The minimum vesting period for non-performance-based Restricted Stock Units shall be three (3) years and the minimum restriction period for performance-based Restricted Stock Units shall be one (1) year.  The vesting conditions may include the achievement of a Performance Goal to the extent that the award is intended to comply with the requirements of Code section 162(m). Such conditions may also include, or the Committee may provide for, the whole or partial vesting of such award as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

5.           Section 7(f) of the Plan is hereby amended in its entirety as follows:

The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents shall be credited to the Participant as additional Restricted Stock Units, subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid.  Dividends or other distributions paid in Company Stock shall be converted into additional Restricted Stock Units on a share-per-share basis.  Dividends or other distributions paid in cash shall be converted into additional Restricted Stock Units by dividing the amount of the dividend or other distribution to which the Participant is entitled by the Fair Market Value of a share of Company Stock on the dividend payment date.

6.           Sections 8(d), 9(e) and 15(a)(xvi) of the Plan are hereby deleted in their entireties.

In all other respects the Plan is hereby ratified and confirmed.

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To record the adoption of the Amendment set forth above, the Company has caused this document to be signed on this 21st day of May, 2010.

AMERICAN WOODMARK CORPORATION

By:     /s/   Jonathan Wolk

Title: Vice President and Chief Financial Officer